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                                                                    Exhibit 21.1


                          ON SEMICONDUCTOR CORPORATION

                  List of Subsidiaries as of March 31, 2003 (1)


SCG (CZECH) HOLDING CORPORATION {DELAWARE}
   Terosil a.s. [JV] {Czech Republic}
   Tesla Sezam a.s. [JV] {Czech Republic}
SCG (CHINA) HOLDING CORPORATION {DELAWARE}
   Leshan-Phoenix Semiconductor Company Limited [JV] {Leshan, China}
SCG (MALAYSIA SMP) HOLDING CORPORATION {DELAWARE}
SEMICONDUCTOR COMPONENTS INDUSTRIES, LLC {DELAWARE}
   Semiconductor Components Industries of Rhode Island, Inc. {Rhode Island}
      Semiconductor Components Industries International of Rhode Island, Inc. {Rhode Island}
   Semiconductor Components Industries Puerto Rico, Inc. {Delaware}
   ON Semiconductor Slovakia a.s. {Slovak Republic}
   SCG International Development, LLC {Delaware}
   SCG Malaysia Holdings Sdn. Bhd. {Malaysia}
      SCG Industries Malaysia Sdn. Bhd. {Malaysia}
      ON Semiconductor Technology Malaysia Sdn. Bhd. {Malaysia}
   Semiconductor Components Industries (Thailand) Limited {Thailand}
   SCG Mexico, S.A. de C.V. {Mexico}
   ON Semiconductor Technology Japan Ltd. {Japan}
   SCG Philippines, Incorporated {Philippines}
   SCG Asia Capital Pte. Ltd. {Malaysia}
   SCG Czech Design Center s.r.o. {Czech Republic}
   ON Semiconductor Hong Kong Design Limited {Hong Kong, China}[also d/b/a ON Semiconductor]
   ON Semiconductor Japan Ltd. {Japan}
   ON Semiconductor Design (Shanghai) Limited {China}
   ON Semiconductor Trading Ltd. {Bermuda}
      ON Semiconductor Denmark ApS {Denmark}
         ON Semiconductor Hong Kong Logistics Limited {Hong Kong, China}[also d/b/a/ ON Semiconductor]
         SCG Hong Kong SAR Limited {Hong Kong, China} [also d/b/a
             ON Semiconductor] ON Semiconductor Trading (Shanghai) Limited Semiconductor Components Industries Singapore Pte Ltd {Singapore} SCG Korea Ltd. {Korea}
         ON Semiconductor Canada Trading Corporation {Canada}
         SCG do Brasil Ltda. {Brazil}
         SCG Holding (Netherlands) B.V. {Netherlands}
             ON Semiconductor Germany GmbH {Germany}
             SCG France SAS {France}
             ON Semiconductor AB {Sweden}[also d/b/a Semiconductor Components Group Sweden]
             ON Semiconductor Mexico Trading S. de R. L. de C. V. {Mexico} SCG Italy S.r.l. {Italy}



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             ON Semiconductor Limited {United Kingdom}

"{ }" Denotes jurisdiction
(1) Listing includes only doing business names and does not include trade names.

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